AMENDMENT NO. 8 TO

SHAREHOLDER ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Fred Alger Management, LLC (“Alger Management”) entered into a Shareholder Administrative Services Agreement dated February 28, 2005 (as amended, supplemented and/or restated to date, the “Agreement”); and

WHERAS, effective August 6, 2024, Alger Global Focus Fund changed its name to Alger Global Equity Fund; and

WHEREAS, the Funds and Alger Management desire to amend the Agreement to reflect the current name of each Fund;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth in the Agreement, the parties agree as follows:

1. Exhibit A of the Agreement is deleted in its entirety and replaced with Exhibit A to this amendment.

2. Except as otherwise provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. Capitalized terms herein that are not defined shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties by their duly authorized officers, have caused this Amendment to be executed as of September 17, 2024.

FRED ALGER MANAGEMENT, LLC

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	SVP, CCO, General Counsel

ALGER GLOBAL EQUITY FUND

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER FUNDS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER FUNDS II

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER PORTFOLIOS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

EXHIBIT A

Alger Global Equity Fund

The Alger Funds

The Alger Funds II

The Alger Institutional Funds

The Alger Portfolios

3